                                                                     Exhibit 4.6



                           FORM OF GUARANTEE AGREEMENT


                                     Between


                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
                                 (as Guarantor)


                                       and


                              THE BANK OF NEW YORK
                                  (as Trustee)



                                   dated as of

                                    [ ], 2001

                             CROSS-REFERENCE TABLE*

Section of                                                                                               Section of
Trust Indenture Act                                                                                       Guarantee
of 1939, as amended                                                                                       Agreement

310(a)......................................................................................................4.01(a)
310(b).................................................................................................4.01(c),2.08
310(c).................................................................................................Inapplicable
311(a)......................................................................................................2.02(b)
311(b)......................................................................................................2.02(b)
311(c).................................................................................................Inapplicable
312(a)......................................................................................................2.02(a)
312(b)......................................................................................................2.02(b)
313............................................................................................................2.03
314(a).........................................................................................................2.04
314(b).................................................................................................Inapplicable
314(c).........................................................................................................2.05
314(d).................................................................................................Inapplicable
314(e)...............................................................................................1.01,2.05,3.02
314(f)....................................................................................................2.01,3.02
315(a)......................................................................................................3.01(d)
315(b).........................................................................................................2.07
315(c).........................................................................................................3.01
315(d)......................................................................................................3.01(d)
316(a).................................................................................................5.04(a),2.06
316(b).........................................................................................................5.03
316(c).........................................................................................................2.02
317(a).................................................................................................Inapplicable
317(b).................................................................................................Inapplicable
318(a)......................................................................................................2.01(b)
318(b).........................................................................................................2.01
318(c)......................................................................................................2.01(a)

----------
* This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

                                                         ARTICLE I

                                                        DEFINITIONS

Section 1.01      Definitions....................................................................................1
Section 1.02      Interpretation.................................................................................4


                                                         ARTICLE II

                                                    TRUST INDENTURE ACT

Section 2.01      Trust Indenture Act; Application...............................................................4
Section 2.02      Lists of Holders of Securities.................................................................5
Section 2.03      Reports by the Trustee.........................................................................5
Section 2.04      Periodic Reports to Trustee....................................................................5
Section 2.05      Evidence of Compliance with Conditions Precedent...............................................5
Section 2.06      Events of Default; Waiver......................................................................5
Section 2.07      Event of Default; Notice.......................................................................6
Section 2.08      Conflicting Interests..........................................................................6


                                                         ARTICLE III

                                           POWERS, DUTIES AND RIGHTS OF TRUSTEE

Section 3.01      Powers and Duties of the Trustee...............................................................6
Section 3.02      Certain Rights of Trustee......................................................................7
Section 3.03      Not Responsible for Recitals or Issuance of Guarantee Agreement................................9


                                                         ARTICLE IV

                                                          TRUSTEE

Section 4.01      Trustee; Eligibility...........................................................................9
Section 4.02      Compensation and Reimbursement................................................................10
Section 4.03      Appointment, Removal and Resignation of Trustee...............................................10

                                                         ARTICLE V

                                                         GUARANTEE

Section 5.01      Guarantee.....................................................................................11
Section 5.02      Waiver of Notice and Demand...................................................................11
Section 5.03      Obligations Not Affected......................................................................11
Section 5.04      Rights of Holders.............................................................................12
Section 5.05      Guarantee of Payment..........................................................................13
Section 5.06      Subrogation...................................................................................13
Section 5.07      Independent Obligations.......................................................................13


                                                         ARTICLE VI

                                                        SUBORDINATION

Section 6.01      Subordination.................................................................................13


                                                         ARTICLE VII

                                                         TERMINATION

Section 7.01      Termination...................................................................................13


                                                         ARTICLE VIII

                                                         MISCELLANEOUS

Section 8.01      Successors and Assigns........................................................................14
Section 8.02      Amendments....................................................................................14
Section 8.03      Notices.......................................................................................14
Section 8.04      Benefit.......................................................................................15
Section 8.05      Governing Law.................................................................................15

                               GUARANTEE AGREEMENT



         This GUARANTEE AGREEMENT, dated as of [ ], 2001, is executed and delivered by The Cleveland Electric Illuminating Company, an Ohio corporation (the "Guarantor"), and The Bank of New York, as trustee (the "Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Cleveland Electric Financing Trust I, a Delaware statutory business trust (the "Issuer").

         WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of [ ], 2001, among the Trustees of the Issuer named therein, The Cleveland Electric Illuminating Company, as Depositor, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing as of the date hereof [____________] aggregate liquidation amount (or up to ______ aggregate liquidation amount in the event that the underwriters exercise their over-allotment option granted pursuant to the Underwriting Agreement) of its [ ]% Cumulative Trust Preferred Securities Due 2031 (the "Preferred Securities") representing undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Trust Agreement;

         WHEREAS, the Preferred Securities will be issued by the Issuer and the proceeds thereof will be used to purchase the Debentures (as defined in the Trust Agreement) of the Guarantor as trust assets; and

         WHEREAS, as incentive for the Holders to purchase the Preferred Securities the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the payment for the Preferred Securities by each Holder thereof, which payment the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Preferred Securities.


                                    ARTICLE I

                                  DEFINITIONS
                                  -----------

         Section 1.01 DEFINITIONS. As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Common Securities" means an undivided beneficial interest in the assets of the Issuer, having a liquidation amount of $25 per Common Security and having the rights provided therefor in the Trust Agreement.

         "Corporate Trust Office" means the principal office of the Trustee in New York, New York, at which at any particular time its corporate trust business is administered, which at the date of this Guarantee is 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration.

         "Event of Default" means a default by the Guarantor on any of its payment obligations under this Guarantee Agreement.

         "Guarantee Agreement" means this Guarantee Agreement as originally executed or as it may from time to time be amended pursuant to the applicable provisions hereof, including, for all purposes of this Guarantee Agreement and any such amendment, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Guarantee Agreement and any such amendment.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions that are required to be paid on such Preferred Securities but if and only to the extent the Property Trustee has available in the Payment Account funds sufficient to make such payment, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to the Preferred Securities called for redemption by the Issuer but if and only to the extent that the Property Trustee has available in the Payment Account funds sufficient to make such payment, (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than with a distribution of the Debentures to the Holders in connection with a redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer has funds legally available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

         "Holder" means any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

         "Indenture" means the Indenture, dated as of [ ], 2001, among the Guarantor (the "Debenture Issuer") and The Bank of New York, as trustee.

         "Majority in liquidation amount of the Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Preferred Securities, voting separately as a class, of more than 50% of the liquidation amount of all Preferred Securities.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Comptroller, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. Each Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

                  (a) a statement that each Person signing such certificate has read the covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

                  (c) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Guarantor, and who shall be acceptable to the Trustee. Each Opinion of Counsel delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

                  (a) a statement that each Person signing such opinion has read the covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer upon which the statements or opinions of each such Person contained in such opinion are based;

                  (c) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

         "Person" means any individual, corporation, company, limited liability company, association, joint stock company, partnership, joint venture, trust, business trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Responsible Officer", when used with respect to the Trustee, means any Vice President or any trust officer of the Trustee, which in each case is assigned by the Trustee to its Corporate Trust Department (or any successor department), and also means, with respect to a particular corporate trust matter, any other trust officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Successor Trustee" means a successor Trustee possessing the qualifications to act as Trustee under Section 4.01.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trustee" means The Bank of New York until a Successor Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Trustee.

         "Underwriting Agreement" means the Underwriting Agreement, dated as of _________, 2001, among the Issuer, the Trust and the underwriters named therein.

         Section 1.02 INTERPRETATION. In this Guarantee Agreement, unless the context otherwise requires:

                  (a) Capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in
Section 1.01;

                  (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

                  (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

                  (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

                  (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

                  (f) a reference to the singular includes the plural and vice versa; and

                  (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.


                                   ARTICLE II

                              TRUST INDENTURE ACT

         Section 2.01 TRUST INDENTURE ACT; APPLICATION. (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions; and

                  (b) if and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         Section 2.02 LISTS OF HOLDERS OF SECURITIES. (a) The Guarantor shall furnish or cause to be furnished to the Trustee (a) semiannually, not later than [February 15] and [August 15] in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and
(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished; provided that, the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Trustee by the Guarantor. The Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Trustee shall comply with its obligations under
Section 311(a) of the Trust Indenture Act, subject to the provisions of 311(b) of the Trust Indenture Act, and Section 312(b) of the Trust Indenture Act.

         Section 2.03 REPORTS BY THE TRUSTEE. Within 60 days after [________] of each year, commencing with [__________], 2001, the Trustee shall provide to the Holders such reports, if any, as are required by Section 313(a) of the Trust Indenture Act in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Trustee shall also comply with the requirements of Section 313(b), (c) and (d) of the Trust Indenture Act.

         Section 2.04 PERIODIC REPORTS TO TRUSTEE. The Guarantor shall provide to the Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314(a)(4) of the Trust Indenture Act in the form, in the manner and at the times required by
Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

         Section 2.05 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. The Guarantor shall provide to the Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee Agreement (including any covenants compliance with which constitutes a condition precedent) that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) shall be given in the form of an Officers' Certificate. Any opinion of counsel required to be given by counsel pursuant to
Section 314(c)(2) of the Trust Indenture Act shall be given in the form of an Opinion of Counsel.

         Section 2.06 EVENTS OF DEFAULT; WAIVER. The Holders of a Majority in liquidation amount of Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of

Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         Section 2.07 EVENT OF DEFAULT; NOTICE.

                  (a) The Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Trustee, unless such defaults have been cured or waived before the giving of such notice, provided that the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

                  (b) The Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer of the Trustee charged with the administration of this Trust Agreement shall have received written notice of such Event of Default at the Corporate Trust Office of the Trustee and such notice references this Guarantee Agreement.

         Section 2.08 CONFLICTING INTERESTS. The Trust Agreement and the Indenture shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in
Section 310(b) of the Trust Indenture Act.


                                   ARTICLE III

                      POWERS, DUTIES AND RIGHTS OF TRUSTEE
                      ------------------------------------

         Section 3.01 POWERS AND DUTIES OF THE TRUSTEE.

                  (a) This Guarantee Agreement shall be held by the Trustee for the benefit of the Holders from time to time of the Preferred Securities, and the Trustee shall not transfer this Guarantee Agreement to any Person except a Holder of Preferred Securities exercising his or her rights pursuant to Section 5.04(d) or to a Successor Trustee on acceptance by such Successor Trustee of its appointment to act as Successor Trustee. The right, title and interest of the Trustee shall automatically vest in any Successor Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Trustee. If an Event of Default has occurred and is continuing, the Trustee shall enforce this Guarantee Agreement for the benefit of the Holders subject to the second sentence of (b) below.

                  (b) The Trustee, prior to the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), and is actually known to a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (c) No provision of this Guarantee Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                      (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                                    (A) the duties and obligations of the
                  Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

                                    (B) in the absence of bad faith on the part
                  of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

                      (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                      (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Guarantee Agreement; and

                      (iv) no provision of this Guarantee Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) Whether or not therein expressly so provided, every provision of this Guarantee Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Sections 3.01(b) and 3.01(c).

         Section 3.02 CERTAIN RIGHTS OF TRUSTEE. (a) Subject to the provisions of Section 3.01:

                        (i) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                      (ii) any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate;

                      (iii) whenever, in the administration of this Guarantee Agreement, the Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

                      (iv) the Trustee may consult with counsel of its choice, and the written advice of such counsel with respect to legal matters or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; the counsel providing such advice or Opinion of Counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees; the Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;

                      (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Trustee;

                       (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                      (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                     (viii) whenever in the administration of this Guarantee Agreement the Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions;

                       (ix) the Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any tax or securities form) (or any rerecording, refiling or reregistration thereof); and

                        (x) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee;

                  (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Trustee shall be construed to be a duty to act in respect of such power or authority.

         Section 3.03 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF GUARANTEE AGREEMENT. The recitals contained in this Guarantee Agreement shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee Agreement.


                                   ARTICLE IV

                                    TRUSTEE
                                    -------

         Section 4.01 TRUSTEE; ELIGIBILITY.

                  (a) There shall at all times be a Trustee which shall:

                       (i)  not be an Affiliate of the Guarantor; and

                       (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), its Corporate Trust Office in New York, New York, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Trustee shall cease to be eligible to so act under Section 4.01(a), the Trustee shall immediately resign in the manner and with the effect set out in Section 4.03(c).

                  (c) If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and Guarantor shall in all respects comply with the provisions of
Section 310(b) of the Trust Indenture Act.

         Section 4.02 COMPENSATION AND REIMBURSEMENT.

         The Guarantor agrees:

                  (a) to pay the Trustee from time to time such reasonable compensation as the Guarantor and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the provisions of this Guarantee (including the reasonable compensation and expenses of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless from and against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance of the administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any its powers or duties hereunder.

         As security for the performance of the obligations of the Guarantor under this Section, the Trustee shall have a lien prior to the Securities upon all the property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, and premium (if any) or interest on, particular obligations of the Guarantor under this Guarantee Agreement. In addition to the rights provided to the Trustee herein and not by way of prejudice, when the Guarantee Trustee incurs expenses or renders services in connection with the enforcement of this Guarantee Agreement, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

         The provisions of this Section shall survive the termination of this Guarantee Agreement and the payment of any Guarantee Payment.

         Section 4.03 APPOINTMENT, REMOVAL AND RESIGNATION OF TRUSTEE.

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

                  (a) Subject to Section 4.03(b), unless an Event of Default shall have occurred and be continuing, the Trustee may be appointed or removed without cause at any time by the Guarantor.

                  (b) The Trustee shall not be removed until a Successor Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Trustee and delivered to the Guarantor.

                  (c) The Trustee appointed to office shall hold office until a Successor Trustee shall have been appointed or until its removal or resignation. The Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Trustee and delivered to the Guarantor and the resigning Trustee.

                  (d) If no Successor Trustee shall have been appointed and accepted appointment as provided in this Section 4.03 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a Successor Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Trustee.

                  (e) The Guarantor shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 8.03 hereof. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.


                                    ARTICLE V

                                   GUARANTEE
                                   ---------

         Section 5.01 GUARANTEE. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense (other than the defense of payment), right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

         Section 5.02 WAIVER OF NOTICE AND DEMAND. The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         Section 5.03 OBLIGATIONS NOT AFFECTED. The obligation of the Guarantor to make the Guarantee Payments under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Trustee, the Property Trustee or the Holders to give notice to, or obtain consent of, the Guarantor or any other Person with respect to the happening of any of the foregoing.

         Section 5.04 RIGHTS OF HOLDERS. The Guarantor expressly acknowledges that: (a) this Guarantee Agreement will be deposited with the Trustee to be held for the benefit of the Holders; (b) if an Event of Default has occurred and is continuing, the Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (c) the Holders of a Majority in liquidation amount of the Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Trustee under this Guarantee Agreement; and (d) if the Trustee fails to enforce this Guarantee Agreement as above provided, any Holder may institute a legal proceeding directly against the Guarantor to enforce the Trustee's rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer, the Trustee or any other person or entity.

         Section 5.05 GUARANTEE OF PAYMENT. This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication).

         Section 5.06 SUBROGATION. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts of Guarantee Payments are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         Section 5.07 INDEPENDENT OBLIGATIONS. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03 hereof.


                                   ARTICLE VI

                                 SUBORDINATION
                                 -------------

         Section 6.01 SUBORDINATION. This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (a) subordinate and junior in right of payment to all other liabilities of the Guarantor, including the Debentures, except those made pari passu or subordinate by their terms, (b) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (c) senior to all common stock of the Guarantor. Nothing in this Section 6.01 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 4.02 hereof.


                                   ARTICLE VII

                                  TERMINATION
                                  -----------

         Section 7.01 TERMINATION. Except with respect to certain provisions as expressly provided herein, this Guarantee Agreement shall terminate and be of no further force and effect upon: (a) full payment of the Redemption Price of all Preferred Securities, (b) the distribution of Debentures to Holders in exchange for all of the Preferred Securities or (c) upon full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Preferred Securities or under this Guarantee Agreement.


                                  ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

         Section 8.01 SUCCESSORS AND ASSIGNS. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article VIII of the Indenture, the Guarantor shall not assign its obligations hereunder.

         Section 8.02 AMENDMENTS. This Guarantee Agreement may be amended only by an instrument in writing entered into by the Guarantor and the Trustee. Except with respect to any changes which do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than 66 2/3% in liquidation amount of all the outstanding Preferred Securities. The provisions of Article VI of the Trust Agreement concerning meetings of Holders shall apply to the giving of such approval.

         Section 8.03 NOTICES. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

                  (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Holders:

                  The Cleveland Electric Illuminating Company
                  76 South Main Street
                  Akron, Ohio
                  Attention: Treasurer
                  Facsimile no.: (330) 384-5318


                  (b) if given to the Issuer, in care of the Trustee, at the Issuer's (and the Trustee's) address set forth below or such other address as the Trustee on behalf of the Issuer may give notice to the Holders:

                  Cleveland Electric Financing Trust I
                  c/o The Bank of New York
                  101 Barclay Street, Floor 21 West
                  New York, NY 10286
                  Facsimile No.: (212) 815-5915.
                  Attention: Corporate Trust Department
                  with copy to:

                  The Bank of New York
                  101 Barclay Street, Floor 21 West
                  New York, New York 10286
                  Facsimile No: (212) 815-5915.
                  Attention: Corporate Trust Department

                  (c) if given to the Guarantee Trustee, to the address set forth below or such other address as the Guarantee Trustee may give notice of to the Guarantor and the Holders:

                  The Bank of New York
                  101 Barclay Street, Floor 21 West
                  New York, New York 10286
                  Facsimile:  (212) 815-5915
                  Attention:  Corporate Trust Department

                  (d) if given to any Holder of Preferred Securities, at the address set forth on the books and records of the Issuer.

         All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         Section 8.04 BENEFIT. This Guarantee Agreement is solely for the benefit of the Holders and, subject to Section 3.01(a), is not separately transferable from the Preferred Securities.

         Section 8.05 GOVERNING LAW. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                              THE CLEVELAND ELECTRIC
                              ILLUMINATING COMPANY



                              By:___________________________
                                   Name:

                                   Title:


                              THE BANK OF NEW YORK,
                              as Trustee


                              By:___________________________
                                   Name:
                                   Title: